DRAFT 12/14/98

                         INVESTMENT MANAGEMENT AGREEMENT

          AGREEMENT made as of , 1999 between THE COMMUNITY REINVESTMENT ACT QUALIFIED INVESTMENT FUND, a Delaware business trust (the "Trust") and CRAFUND ADVISORS, INC., a Delaware corporation (the "Manager").

          WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

          WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

          WHEREAS, the Trust desires to retain the Manager to provide, or to arrange for the provision of, investment advisory services to an investment portfolio of the Trust and may retain the Manager to serve in such capacity to any additional investment portfolios of the Trust, as now or hereafter may be identified in Schedule A hereto (such investment portfolio and any such additional investment portfolios together called the "Funds") and the Manager represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws and regulations;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1. APPOINTMENT. The Trust hereby appoints the Manager to act as the investment manager to the Fund for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

          2. MANAGEMENT. Subject to the supervision of the Trust's Board of Trustees, the Manager will perform the following services:

                    (i) Provide a continuous investment program and strategy for the Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds, determining from time to time what securities and other investments will be invested, reinvested, owned, held or traded by the Funds. The Manager will provide the services under this Agreement in accordance with the particular Fund's investment objective, policies and restrictions as stated in the Prospectus of the Fund and resolutions of the Trust's Board of Trustees adopted from time to time;

                    (ii) The Manager shall, to the extent requested by the Board of Trustees, provide the personnel to act as officers of the Trust and pay the salaries of such officers, and shall furnish office facilities and equipment, and related services necessary for the operation of the Trust;

                    (iii) Transmit information concerning purchases and sales of
          the  Trust's   portfolio   securities  to  the  custodian  for  proper
          settlement;

                    (iv) Supply the Trust and its Board of Trustees with reports and statistical data as requested; and

                    (v) Prepare a quarterly brokerage allocation summary and monthly security transaction listing for the Trust.

          3. OTHER COVENANTS.

          The Manager further agrees that:

                    (i) It will maintain its registration under the Advisers Act, adopt a Code of Ethics and provide reports with respect thereto to the Board of Trustees of the Trust, and will conform with all applicable Rules and Regulations of the Securities and Exchange Commission;

                    (ii) It will place orders pursuant to its investment determinations for the Trust either directly with the issuer or with any broker or dealer. In executing portfolio transactions and selecting brokers or dealers, the Manager will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Manager shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker dealer to execute a particular transaction, the Manager may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Manager or an affiliate of the Manager exercises investment discretion. The Manager is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of the overall responsibilities of the Manager to the Fund. In addition, the Manager is authorized to take into account the sale of shares of the Trust in allocating to brokers or dealers purchase and sale orders for the Fund's portfolio securities, provided that the Manager believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. The Manager will make investment decisions for the Trust independently from those of other clients of the Manager. However, the same security may be held in the portfolio of more than one client or Fund when the same security is believed suited for the investment objectives of more than one client or Fund. Should two or more clients of the Manager simultaneously be engaged in the purchase or sale of the same security, to the extent possible, the transactions will be allocated as to price and amount in a manner fair and equitable to each client and Fund;

                    (iii) It will maintain or supervise the maintenance of all books and records with respect to the securities transactions of the Trust and will furnish the Trust's Board of Trustees with such periodic and special reports as the Board may request;

                    (iv) It will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval may not be withheld where the Manager would be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities); and

                    (v) All software code owned by the Manager or under its control, used in the performance of its obligations under this Agreement, will be Year 2000 Compliant. For purposes of this paragraph, "Year 2000 Compliant" means that the software will continue to operate after December 31, 1999 without creating any logical or mathematical inconsistencies concerning any date after December 31, 1999 and without decreasing the functionality of the system applicable to dates prior to January 1, 2000 including, but not limited to, making changes to (i) date and data century recognition; (ii) calculations which accommodate same- and multi-century formulas and date values; and (iii) input/output of date values which reflect century dates.

          4. SUB-ADVISOR. It is understood that the Manager may from time to time employ or associate with itself such person or persons as the Manager believes to be fitted to assist it in the performance of this Agreement (each a "Sub-Advisor"); provided, however, that the compensation of such person or persons shall be paid by the Manager and that the Manager shall be as fully responsible to the Trust for the acts and omissions of any such person as it is for its own acts and omissions; and provided further, that the retention of any Sub-Advisor shall be approved as may be required by the 1940 Act. In the event that any Sub-Advisor appointed hereunder is terminated, the Manager may provide investment advisory services pursuant to this Agreement to the Trust without further shareholder approval.

          5. SERVICES NOT EXCLUSIVE. The investment management services furnished by the Manager hereunder are deemed not to be exclusive, and the Manager shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. The Manager will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed to be its agent.

          6. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act, and to permit the Trust access to the Manager's records upon the Trust's request.

          7. EXPENSES. During the term of this Agreement, the Manager will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust.

          8. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Trust will pay the Manager and the Manager will accept as full compensation therefor a fee as set forth on Schedule A hereto. The obligations of the Trust to pay the above-described fee to the Manager will begin as of the date of the initial public sale of shares in the Trust; provided, however, that the Manager may from time to time waive some or all of such fees until such time as it notifies the Trust that it has terminated such waiver. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

          For the purpose of determining fees payable to the Advisor, the value of the net assets of a Fund shall be computed in the manner described in the Trust's Declaration of Trust or in the Prospectus or Statement of Additional Information of the Fund as from time to time is in effect.

          9. LIMITATION OF LIABILITY. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Manager in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, partner, employee, or agent of the Manager, who may be or become an officer, director, employee or agent of the Trust shall be deemed, when rendering service to the Trust or acting on any business of the Trust (other than services or business in connection with the Manager's duties as investment advisor hereunder), to be rendering such services to or acting solely for the Trust and not as an officer, partner, employee or agent or one under the control or direction of the Manager even though paid by it.

          10. DURATION AND TERMINATION. This Agreement will become effective on the date first written above, and unless sooner terminated as provided herein, shall continue in effect until , 2001. Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the particular Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the particular Fund), or by the Manager on sixty days' written notice. This Agreement will immediately and automatically terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as such terms in the 1940 Act.)

          11. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be amended or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved in accordance with the requirements of the 1940 Act.

          12. MISCELLANEOUS. Any notice made pursuant to this Agreement shall be given in writing, addressed and delivered or mailed postage prepaid, return-receipt requested, to the other party to this Agreement at its principal place of business. Notice given by a party's attorney shall be deemed to be notice given by the party. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Maryland law.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                       THE COMMUNITY REINVESTMENT ACT
                                       QUALIFIED INVESTMENT FUND

                                       By:
                                           -------------------------------
                                           Authorized Officer


                                       CRAFUND ADVISORS, INC.

                                       By:
                                           -------------------------------
                                           Authorized Officer

                                   SCHEDULE A
                                     TO THE
                         INVESTMENT MANAGEMENT AGREEMENT
                                     BETWEEN
            THE COMMUNITY REINVESTMENT ACT QUALIFIED INVESTMENT FUND
                                       AND
                             CRAFUND ADVISORS, INC.
                       DATED AS OF ________________, 1999


          NAME OF FUND                        COMPENSATION*                      DATE
          ------------                        -------------                      ----
The Community Reinvestment Act    Annual Rate of 0.50% of such Fund's       ________, 1999
Qualified Investment Fund         average net assets

*All Fees are computed daily and paid monthly.


CRAFUND ADVISORS, INC.                     THE COMMUNITY REINVESTMENT ACT
                                           QUALIFIED INVESTMENT FUND


By:                                        By:
   -------------------------------            ----------------------------------
Name:                                      Name:
     -----------------------------              --------------------------------
Title:                                     Title:
      ----------------------------               -------------------------------